Exhibit 31.2
CERTIFICATIONS
I, Rao Uppaluri, certify that:
(1)	I have reviewed this Annual Report on Form 10-K/A of OPKO Health, Inc.;

(2)	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: February 3, 2011	/s/ Rao Uppaluri
Rao Uppaluri
Chief Financial Officer